Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FIRST QUARTER 2017

ALISO VIEJO, CA  – May 2, 2017 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the first quarter ended March 31, 2017.

First Quarter 2017 Operational Results (as compared to First Quarter 2016):

•	Net income, which includes the gain recognized on the Company’s February 2017 sale of the Fairmont Newport Beach, increased 5,148.9% to $63.8 million.
•	Income attributable to common stockholders per diluted share increased 1,450.0% to $0.27.
•	27 Hotel Portfolio RevPAR increased 5.5% to $158.10.
•

27 Hotel Portfolio Adjusted EBITDA Margin,  excluding prior year property tax adjustments, net increased 220 basis points to 27.6%. Excluding the Wailea Beach Resort, due to its extensive repositioning during the first quarter of 2016, the Hotel Portfolio Adjusted EBITDA Margin, excluding prior year property tax adjustments, net would have increased by 190 basis points.

•	Adjusted EBITDA increased 12.5% to $69.6 million.
•	Adjusted FFO attributable to common stockholders per diluted share increased 14.3% to $0.24.

John Arabia,  President and Chief Executive Officer, stated, “In the first quarter, our portfolio generated strong revenue and profit growth that notably exceeded our expectations. Not only was demand and pricing stronger than anticipated in a large number of our hotels, but more importantly, our two recently repositioned hotels, the Boston Park Plaza and the Wailea Beach Resort, generated RevPAR and earnings gains that materially exceeded our forecasts. Furthermore, we have been pleasantly surprised that group attendance across our portfolio continues to materialize at the high-end of its historic norm, recent spend on group banquet and audio visual has been robust, and group production and pace for all future periods has accelerated. While increasing supply in a number of hotel markets and various geopolitical risks warrant conservatism and point to a wide range of potential outcomes for hotel revenue growth, first quarter trends have given us greater confidence in our near-term earnings prospects. As a result, we have increased our full-year 2017 earnings guidance.”

UNAUDITED SELECTED STATISTICAL AND FINANCIAL DATA

($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended March 31,
	2017	2016	Change

Net Income	$63.8	$1.2	5,148.9%
Income (Loss) Attributable to Common Stockholders per Diluted Share	$0.27	$(0.02)	1,450.0%

27 Hotel Portfolio RevPAR	$158.10	$149.80	5.5%

27 Hotel Portfolio Occupancy	77.7%	77.8%	(10)	bps
27 Hotel Portfolio ADR	$203.48	$192.54	5.7%

27 Hotel Portfolio Adjusted EBITDA Margin	27.6%	25.4%	220	bps

Adjusted EBITDA	$69.6	$61.8	12.5%
Adjusted FFO Attributable to Common Stockholders	$53.2	$44.2	20.2%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.24	$0.21	14.3%

Disclosures regarding the non-GAAP financial measures in this release are included on pages 4 through 6. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 9 through 13 of this release. 27 Hotel Portfolio Adjusted EBITDA Margin excludes prior year property tax adjustments, net.

The Company’s actual results for the quarter ended March 31, 2017 compare to its guidance originally provided as follows:

Metric	Quarter Ended March 31, 2017 Guidance (1)	Quarter Ended March 31, 2017 Actual Results (unaudited)	Performance Relative to Prior Guidance Midpoint
Net Income ($ millions)	$54 to $57	$64	+ $8
27 Hotel Portfolio RevPAR Growth	+ 2.5% to + 4.5%	5.5%	+ 2.0%
Adjusted EBITDA ($ millions)	$61 to $64	$70	+ $7
Adjusted FFO Attributable to Common Stockholders ($ millions)	$43 to $46	$53	+ $9
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.19 to $0.21	$0.24	+ $0.04
Diluted Weighted Average Shares Outstanding	219,600,000	219,400,000	- 200,000

(1)	Represents guidance presented on February 21, 2017.

Balance Sheet/Liquidity Update

As of March 31, 2017, the Company had $506.2 million of cash and cash equivalents, including restricted cash of $64.4 million.

As of March 31, 2017, the Company had total assets of $3.7 billion, including $3.1 billion of net investments in hotel properties, total consolidated debt of $1.0 billion and stockholders’ equity of $2.5 billion.

Capital Improvements

The Company invested $29.9 million into capital improvements of its portfolio during the three months ended March 31, 2017.  In 2017, the Company expects to invest approximately $125 million to $140 million into its portfolio, which includes the final payments for the Wailea Beach Resort repositioning completed at the end of 2016.

2017 Outlook

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account the impact of any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions, dispositions, re-brandings, management changes, transition costs, severance costs associated with restructuring hotel services, early lease termination costs,  prior year property tax assessments or credits, debt repurchases/repayments, or unannounced financings during 2017.

For the second quarter of 2017, the Company expects:

Metric	Quarter Ended June 30, 2017 Guidance (1)
Net Income ($ millions)	$43 to $47
27 Hotel Portfolio RevPAR Growth	+ 0.75% to + 2.75%
Adjusted EBITDA ($ millions)	$96 to $99
Adjusted FFO Attributable to Common Stockholders ($ millions)	$78 to $81
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.35 to $0.37
Diluted Weighted Average Shares Outstanding	219,500,000

For the full year of 2017, the Company expects:

Metric	Prior Full Year 2017 Guidance (2)	Current Full Year 2017 Guidance (1)	Change in Full Year 2017 Guidance Midpoint
Net Income ($ millions)	$150 to $174	$156 to $174	+ $2
27 Hotel Portfolio RevPAR Growth	+ 0.5% to + 3.5%	+ 1.5% to + 3.5%	+ 0.5%
Adjusted EBITDA ($ millions)	$306 to $330	$316 to $334	+ $7
Adjusted FFO Attributable to Common Stockholders ($ millions)	$239 to $263	$250 to $268	+ $8
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$1.09 to $1.19	$1.14 to $1.22	+ $0.04
Diluted Weighted Average Shares Outstanding	219,800,000	219,800,000	―

(1)	See pages 11 and 12 for detailed reconciliations of Net Income to non-GAAP financial measures.
(2)	Represents guidance presented on February 21, 2017.

Second quarter and full year 2017 guidance are based in part on the following assumptions:

•	Full year 27 Hotel Portfolio RevPAR guidance is benefiting 150 to 200 basis points from the completed repositioning at the Wailea Beach Resort.
•	Full year 27 Hotel Portfolio Adjusted EBITDA Margin change of approximately flat to + 75 basis points.
•	Full year corporate overhead expense (excluding deferred stock amortization and one-time expenses related to any acquisition closing costs) of approximately $19.5 million to $20.5 million.
•	Full year amortization of deferred stock compensation expense of approximately $8.1 million.
•

Full year interest expense of approximately $47.2 million to $47.4 million, including approximately $2.3 million in amortization of deferred financing fees and excluding approximately $1.4 million of capital lease obligation interest.

•	Full year total preferred dividends of $12.8 million, which includes the Series E and Series F cumulative redeemable preferred stock.

Dividend Update

On April 28, 2017, the board of directors declared a cash dividend of $0.05 per share of common stock, as well as cash dividends of $0.434375 per share payable to its Series E cumulative redeemable preferred stockholders and $0.403125 per share payable to its Series F cumulative redeemable preferred stockholders. The dividends will be paid on July  17, 2017 to stockholders of record as of June 30, 2017.

The Company expects to continue to pay a regular quarterly cash dividend of $0.05 per share of common stock throughout 2017. To the extent that the expected regular quarterly dividends for 2017 do not satisfy the Company’s annual distribution requirements, the Company expects to satisfy the annual distribution requirement by paying a “catch-up” dividend in January 2018. The level of any future quarterly dividends will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the guidance or other information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss first quarter 2017 financial results on May 3, 2017, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-719-325-2310 and reference conference ID 3979750 to listen to the call live. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of May 2, 2017 has interests in 27 hotels comprised of 13,226 rooms. Sunstone’s hotels are primarily in the urban and resort upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by producing superior long-term returns through the ownership of long-term relevant lodging real estate. Our values include transparency, trust, ethical conduct, honest communication and discipline. As demand for lodging generally fluctuates with the overall economy, we seek to own hotels that will maintain a high appeal with travelers over long periods of time and will generate economic earnings materially in excess of recurring capital requirements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,”  “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession, changes in the European Union or global economic slowdown, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; terrorist attacks or civil unrest,  which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of May 2, 2017, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization, or EBITDA; Adjusted EBITDA (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders;  Adjusted

FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDA; and hotel Adjusted EBITDA margin.  These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders,  hotel Adjusted EBITDA and hotel Adjusted EBITDA margin as calculated by us, may not be comparable to other companies that do not define such terms exactly the same as the Company does. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and Adjusted EBITDA are commonly used measures of performance in many industries. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also believe the use of EBITDA and Adjusted EBITDA facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. In addition, certain covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions.

Historically, we have adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, amortization of lease intangibles, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of “FFO applicable to common shares.” This may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDA and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDA or Adjusted FFO attributable to common stockholders:

•

Amortization of favorable and unfavorable contracts:  we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable and unfavorable tenant lease contracts, as applicable, recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Wailea Beach Resort. We exclude the noncash amortization of favorable and unfavorable contracts because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

•

Ground rent adjustments: we exclude the noncash expense incurred from straight-lining our ground lease obligations as this expense does not reflect the actual rent amounts due to the respective lessors in the current period and is of lesser significance in evaluating our actual performance for the current period.

•

Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•

Acquisition costs: under GAAP, costs associated with completed acquisitions that meet the Financial Accounting Standard Board’s (“FASB”) definition of a business in accordance with the Business Combinations Topic of the Accounting Standards Codification are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

•	Noncontrolling interest: we deduct the noncontrolling partner’s pro rata share of any EBITDA or FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership.

•

Cumulative effect of a change in accounting principle:  from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

•

Impairment losses: we exclude the effect of impairment losses because we believe that including them in Adjusted EBITDA and Adjusted FFO attributable to common stockholders is not consistent with reflecting the ongoing performance of our remaining assets.

•

Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; prior year property tax assessments or credits; property-level restructuring, severance and management transition costs; lease terminations; and any gains or losses we have recognized on sales or redemptions of assets other than real estate investments.

In addition, to derive Adjusted EBITDA we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels. We also include an adjustment for the cash ground lease expense recorded on the Hyatt Centric Chicago Magnificent Mile’s building lease. Upon acquisition of this hotel, we determined that the building lease was a capital lease, and, therefore, we include a portion of the capital lease payment each month in interest expense. We include an adjustment for ground lease expense on capital leases in order to more accurately reflect the actual rent due to the hotel’s lessor in the current period, as well as the operating performance of the Hyatt Centric Chicago Magnificent Mile.  We  also exclude the effect of gains and losses on the disposition of depreciable assets because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect its market value.

To derive Adjusted FFO attributable to common stockholders,  we also exclude the noncash gains or losses on our derivatives, as well as any federal and state taxes associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments. We believe that these items are not reflective of our ongoing finance costs.

In presenting hotel  Adjusted EBITDA and hotel  Adjusted EBITDA margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDA results in a more accurate presentation of the hotel Adjusted EBITDA margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Our 27 Hotel Portfolio is comprised of all 27 hotels we owned as of March 31, 2017.  We believe that providing comparable hotel data is useful to us and to investors in evaluating our operating performance because this measure helps us and investors evaluate and compare the results of our operations from period to period by removing the fluctuations caused by any acquisitions or dispositions, as well as by those hotels that we classify as held for sale, those hotels that are undergoing a material renovation or repositioning and those hotels whose room counts have materially changed during either the current or prior year. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Reconciliations of net income to EBITDA, Adjusted EBITDA, FFO attributable to common stockholders and Adjusted FFO attributable to common stockholders are set forth on pages 9 and 10. Reconciliations and the components of hotel Adjusted EBITDA and hotel  Adjusted EBITDA margin are set forth on page 13.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	March 31,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$441,830	$369,537
Restricted cash	64,414	67,923
Accounts receivable, net	50,229	39,337
Inventories	1,252	1,225
Prepaid expenses	13,252	10,489
Assets held for sale, net	—	79,113
Total current assets	570,977	567,624

Investment in hotel properties, net	3,149,472	3,158,219
Deferred financing fees, net	2,087	4,002
Other assets, net	9,945	9,389

Total assets	$3,732,481	$3,739,234

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$36,327	$36,110
Accrued payroll and employee benefits	17,078	24,896
Dividends and distributions payable	14,228	119,847
Other current liabilities	43,786	39,869
Current portion of notes payable, net	8,898	184,929
Liabilities of assets held for sale	—	3,153
Total current liabilities	120,317	408,804

Notes payable, less current portion, net	982,460	746,374
Capital lease obligations, less current portion	15,574	15,574
Other liabilities	36,917	36,650
Total liabilities	1,155,268	1,207,402

Commitments and contingencies	—	—

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
6.95% Series E Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at March 31, 2017 and December 31, 2016, stated at liquidation preference of $25.00 per share	115,000	115,000
6.45% Series F Cumulative Redeemable Preferred Stock, 3,000,000 shares issued and outstanding at March 31, 2017 and December 31, 2016, stated at liquidation preference of $25.00 per share	75,000	75,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 220,417,417 shares issued and outstanding at March 31, 2017 and 220,073,140 shares issued and outstanding at December 31, 2016	2,204	2,201
Additional paid in capital	2,594,724	2,596,620
Retained earnings	848,736	786,901
Cumulative dividends and distributions	(1,107,180)	(1,092,952)
Total stockholders' equity	2,528,484	2,482,770
Noncontrolling interest in consolidated joint venture	48,729	49,062
Total equity	2,577,213	2,531,832

Total liabilities and equity	$3,732,481	$3,739,234

Sunstone Hotel Investors, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
	(unaudited)
Revenues
Room	$190,367	$187,297
Food and beverage	75,501	71,234
Other operating	14,875	15,761
Total revenues	280,743	274,292
Operating expenses
Room	51,292	51,044
Food and beverage	50,537	51,929
Other operating	3,831	4,056
Advertising and promotion	14,946	14,993
Repairs and maintenance	10,967	11,264
Utilities	7,222	7,514
Franchise costs	8,055	8,096
Property tax, ground lease and insurance	21,287	22,840
Other property-level expenses	34,738	34,713
Corporate overhead	6,779	6,717
Depreciation and amortization	40,807	40,047
Total operating expenses	250,461	253,213
Operating income	30,282	21,079
Interest and other income	721	489
Interest expense	(11,249)	(20,010)
Loss on extinguishment of debt	(4)	(105)
Gain on sale of assets	44,285	—
Income before income taxes	64,035	1,453
Income tax provision	(208)	(237)
Net income	63,827	1,216
Income from consolidated joint venture attributable to noncontrolling interest	(1,992)	(1,650)
Preferred stock dividends	(3,207)	(2,766)
Income (loss) attributable to common stockholders	$58,628	$(3,200)

Basic and diluted per share amounts:
Basic and diluted income (loss) attributable to common stockholders per common share	$0.27	$(0.02)

Basic and diluted weighted average common shares outstanding	219,093	212,887

Distributions declared per common share	$0.05	$0.05

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2017	2016

Net income	$63,827	$1,216
Operations held for investment:
Depreciation and amortization	40,807	40,047
Amortization of lease intangibles	63	63
Interest expense	11,249	20,010
Income tax provision	208	237
Noncontrolling interest:
Income from consolidated joint venture attributable to noncontrolling interest	(1,992)	(1,650)
Depreciation and amortization	(875)	(865)
Interest expense	(457)	(413)
EBITDA	112,830	58,645

Operations held for investment:
Amortization of deferred stock compensation	1,749	1,614
Amortization of favorable and unfavorable contracts, net	99	(4)
Noncash ground rent	(275)	488
Capital lease obligation interest - cash ground rent	(351)	(351)
Gain on sale of assets, net	(44,570)	(7)
Loss on extinguishment of debt	4	105
Prior year property tax adjustments, net	—	(97)
Property-level restructuring, severance and management transition costs	—	1,560
Noncontrolling interest:
Noncash ground rent	72	(113)
	(43,272)	3,195

Adjusted EBITDA	$69,558	$61,840

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to FFO  Attributable to Common Stockholders and

Adjusted FFO  Attributable to Common Stockholders

	Three Months Ended March 31,
	2017	2016

Net income	$63,827	$1,216
Preferred stock dividends	(3,207)	(2,766)
Operations held for investment:
Real estate depreciation and amortization	40,678	39,893
Amortization of lease intangibles	63	63
Gain on sale of assets, net	(44,570)	(7)
Noncontrolling interest:
Income from consolidated joint venture attributable to noncontrolling interest	(1,992)	(1,650)
Real estate depreciation and amortization	(875)	(865)
FFO attributable to common stockholders	53,924	35,884

Operations held for investment:
Amortization of favorable and unfavorable contracts, net	99	(4)
Noncash ground rent	(275)	488
Noncash interest related to (gain) loss on derivatives, net	(657)	6,402
Loss on extinguishment of debt	4	105
Prior year property tax adjustments, net	—	(97)
Property-level restructuring, severance and management transition costs	—	1,560
Noncontrolling interest:
Noncash ground rent	72	(113)
Noncash interest related to loss on derivative	(4)	—
	(761)	8,341

Adjusted FFO attributable to common stockholders	$53,163	$44,225

FFO attributable to common stockholders per diluted share	$0.25	$0.17

Adjusted FFO attributable to common stockholders per diluted share	$0.24	$0.21

Basic weighted average shares outstanding	219,093	212,887
Shares associated with unvested restricted stock awards	262	84
Diluted weighted average shares outstanding	219,355	212,971

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Second Quarter 2017

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Quarter Ended
	June 30, 2017
	Low	High

Net income	$43,400	$46,600
Depreciation and amortization	40,500	40,700
Amortization of lease intangibles	100	100
Interest expense	12,800	12,500
Income tax provision	200	200
Noncontrolling interest	(3,000)	(3,100)
Amortization of deferred stock compensation	2,600	2,600
Amortization of favorable and unfavorable contracts, net	100	100
Noncash ground rent	(300)	(300)
Capital lease obligation interest - cash ground rent	(400)	(400)
Adjusted EBITDA	$96,000	$99,000

Reconciliation of Net Income to Adjusted FFO  Attributable to Common Stockholders

Net income	$43,400	$46,600
Preferred stock dividends	(3,200)	(3,200)
Real estate depreciation and amortization	40,400	40,600
Amortization of lease intangibles	100	100
Noncontrolling interest	(2,600)	(2,700)
Amortization of favorable and unfavorable contracts, net	100	100
Noncash ground rent	(300)	(300)
Adjusted FFO attributable to common stockholders	$77,900	$81,200

Adjusted FFO attributable to common stockholders per diluted share	$0.35	$0.37

Diluted weighted average shares outstanding	219,500	219,500

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2017

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Year Ended
	December 31, 2017
	Low	High

Net income	$155,600	$173,600
Depreciation and amortization	162,400	162,800
Amortization of lease intangibles	300	300
Interest expense	47,400	47,200
Income tax provision	800	800
Noncontrolling interest	(11,700)	(11,900)
Amortization of deferred stock compensation	8,100	8,100
Amortization of favorable and unfavorable contracts, net	200	200
Noncash ground rent	(1,100)	(1,100)
Capital lease obligation interest - cash ground rent	(1,400)	(1,400)
Gain on sale of assets, net	(44,600)	(44,600)
Adjusted EBITDA	$316,000	$334,000

Reconciliation of Net Income to Adjusted FFO  Attributable to Common Stockholders

Net income	$155,600	$173,600
Preferred stock dividends	(12,800)	(12,800)
Real estate depreciation and amortization	162,100	162,500
Amortization of lease intangibles	300	300
Noncontrolling interest	(9,600)	(9,800)
Amortization of favorable and unfavorable contracts, net	200	200
Noncash ground rent	(1,100)	(1,100)
Noncash interest related to gain on derivatives, net	(600)	(600)
Gain on sale of assets, net	(44,600)	(44,600)
Adjusted FFO attributable to common stockholders	$249,500	$267,700

Adjusted FFO attributable to common stockholders per diluted share	$1.14	$1.22

Diluted weighted average shares outstanding	219,800	219,800

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

27 Hotel Portfolio Adjusted EBITDA and Margins

(Unaudited and in thousands)

	Three Months Ended March 31,
	2017	2016

27 Hotel Portfolio Adjusted EBITDA Margin (1)	27.6%	25.4%
27 Hotel Portfolio Adjusted EBITDA Margin, excluding prior year property tax adjustments, net (2)	27.6%	25.4%

Total revenues	$280,743	$274,292
Non-hotel revenues (3)	(18)	(121)
Total Actual Hotel Revenues	280,725	274,171
Sold hotel revenues (4)	(3,541)	(11,248)
Total 27 Hotel Portfolio Revenues	$277,184	$262,923

Net income	$63,827	$1,216
Non-hotel revenues (3)	(18)	(121)
Non-hotel operating expenses, net (5)	(435)	330
Property-level restructuring, severance and management transition costs (6)	—	1,560
Corporate overhead	6,779	6,717
Depreciation and amortization	40,807	40,047
Interest and other income	(721)	(489)
Interest expense	11,249	20,010
Loss on extinguishment of debt	4	105
Gain on sale of assets	(44,285)	—
Income tax provision	208	237
Actual Hotel Adjusted EBITDA	77,415	69,612
Sold hotel Adjusted EBITDA (4)	(1,019)	(2,775)
27 Hotel Portfolio Adjusted EBITDA	76,396	66,837
Prior year property tax adjustments, net (7)	—	(97)
27 Hotel Portfolio Adjusted EBITDA, excluding prior year property tax adjustments, net	$76,396	$66,740

* Footnotes on page  14

(1)	27 Hotel Portfolio Adjusted EBITDA Margin is calculated as 27 Hotel Portfolio Adjusted EBITDA divided by Total 27 Hotel Portfolio Revenues.
(2)

27 Hotel Portfolio Adjusted EBITDA Margin, excluding prior year property tax adjustments, net is calculated as 27 Hotel Portfolio Adjusted EBITDA, excluding prior year property tax adjustments, net divided by Total 27 Hotel Portfolio Revenues. Excluding the Wailea Beach Resort due to its extensive repositioning during the first quarter of 2016, the Hotel Portfolio Adjusted EBITDA Margin would have been 26.6% and 24.7% for the three months ended March 31, 2017 and 2016, respectively.

(3)

Non-hotel revenues include the amortization of favorable and unfavorable tenant lease contracts recorded in conjunction with the Company's acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Wailea Beach Resort.

(4)

Sold hotel includes hotel revenues and Adjusted EBITDA generated during the Company's ownership period for the Fairmont Newport Beach, sold in February 2017, and the Sheraton Cerritos, sold in May 2016.

(5)

Non-hotel operating expenses, net include the following: the amortization of lease intangibles; the amortization of a favorable management agreement; noncash ground rent; and capital lease obligation interest - cash ground rent.

(6)

Property-level restructuring, severance and management transition costs for the three months ended March 31, 2016 include the following severance costs: Hilton Times Square $0.5 million; Hyatt Regency San Francisco $0.9 million; and Wailea Beach Resort $0.1 million.

(7)	Prior year property tax adjustments, net for the three months ended March 31, 2016 excludes the additional net benefit of $0.1 million.